UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois		60007
(Address of Principal Executive Offices)		(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2010, Material Sciences Corporation (“MSC”) and MSC Pre Finish Metals (MT) Inc. (collectively with MSC, the “Sellers”) and NCI Group, Inc., a Nevada corporation (“Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Sellers agreed to sell to Buyer its property, plant and equipment located in Middletown, Ohio. MSC had closed this facility in 2004. Buyer paid $4.9 million in cash for the assets. Sellers and Buyer made customary representations, warranties and covenants in the Asset Purchase Agreement. Sellers agreed to indemnify the Buyer and its affiliates for losses as a result of, among other things, breaches of any of Sellers’ representations, warranties, and covenants in the Asset Purchase Agreement.

The sale of the assets was closed on June 24, 2010.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 24, 2010, Sellers and Buyer closed the transaction described above.

Item 8.01	Other Events.

On June 24, 2010, MSC issued a press release announcing the sale to Buyer of its property, plant and equipment located in Middletown, Ohio.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Asset Purchase Agreement by and among Material Sciences Corporation, MSC Pre Finish Metals (MT) Inc. and NCI Group, Inc. dated as of June 24, 2010. Certain exhibits and schedules to this Exhibit 10.1 have not been filed. Upon request, the Registrant will furnish supplementally to the SEC a copy of any omitted exhibits or schedules.

99.1	Press Release dated June 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: June 24, 2010	By:	/s/ Clifford D. Nastas
	Name:	Clifford D. Nastas
	Title:	Chief Executive Officer

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